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                                                                    EXHIBIT 4.3

                                TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of October 4, 1999 (this "Trust Agreement") among Northeast Bancorp, a Maine corporation, as "Depositor," and Bankers Trust Company, a New York banking corporation, and Bankers Trust (Delaware), a Delaware banking corporation, not in their individual capacities but solely as trustees (the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "NBN Capital Trust" (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor, as the depositor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on such form as the Depositor determines (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the American Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the

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Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities; and (v) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, each of the Trustees, in its capacity as a trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints James D. Delamater and John W. Trinward as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

         5.  This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

         7. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or

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asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

         8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

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         IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.


                                     NORTHEAST BANCORP, as Depositor


                                     By: /s/ James D. Delamater
                                        ---------------------------------------
                                     Name:   James D. Delamater
                                     Title:  President


                                     BANKERS TRUST COMPANY,
                                     not in its individual capacity but
                                     solely as Trustee


                                     By: /s/ Susan Johnson
                                        ---------------------------------------
                                     Name:   Susan Johnson
                                     Title:  Assistant Vice President


                                     BANKERS TRUST (DELAWARE),
                                     not in its individual capacity but
                                     solely as Trustee


                                     By: /s/ M. Lisa Wilkens
                                        ---------------------------------------
                                     Name:   M. Lisa Wilkens
                                     Title:  Assistant Vice President


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                              CERTIFICATE OF TRUST

                                       OF

                               NBN CAPITAL TRUST


         THIS Certificate of Trust of NBN Capital Trust (the "Trust"), dated as of October 4, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the business trust formed hereby is NBN Capital Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), E. A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware, 19805-1266,
Attention: Lisa Wilkins.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                   BANKERS TRUST (DELAWARE),
                                   not in its individual capacity but solely as trustee of the Trust


                                   By: /s/ M. Lisa Wilkens
                                      ---------------------------------------
                                   Name:   M. Lisa Wilkens
                                   Title:  Assistant Vice President


                                   BANKERS TRUST COMPANY,
                                   not in its individual capacity but solely as trustee of the Trust


                                   By: /s/ Susan Johnson
                                      ---------------------------------------
                                   Name:   Susan Johnson
                                   Title:  Assistant Vice President